UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2011

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Commerce Square, 2005 Market Street, 15th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2011, Resource Real Estate Opportunity REIT, Inc. (the “Registrant,” “we,” “our” and “us”), through a wholly-owned subsidiary, entered into an agreement to purchase, at a discount, a non-performing promissory note (the “Note”) secured by a first priority mortgage (the “Mortgage”) on a multifamily community known as the Cannery Lofts (“Cannery”) from an unaffiliated seller, the Secretary of Housing and Urban Development (“HUD”). The contract purchase price for the Note is $7.1 million, excluding closing costs. After completing our due diligence, we provided a non-refundable deposit of $712,600 under the mortgage loan sale agreement. If the purchase is consummated, we expect to fund the purchase price with proceeds from our public offering.

The Note was originated on December 20, 2004 in the aggregate original principal amount of $14,571,900. The Note bears interest at a rate per annum equal to 5.125%. The Note is secured by the Mortgage on Cannery. Cannery is a 156-unit apartment community located in downtown Dayton, Ohio. Cannery was constructed as an industrial building in 1838 and subsequently renovated and converted into an apartment community. The most recent renovation was completed in 2001. Cannery is comprised of a five-story building and a six-story building which together encompass approximately 160,000 rentable square feet of apartment rental space and approximately 40,000 rentable square feet of retail space. Cannery offers tenants amenities including a fitness center, clubroom, roof deck, parking and elevators.

The borrower under the Note is The Cannery at Webster Station, Ltd. (the “Borrower”), which is not affiliated with us or our advisor. The Borrower is in default on the Note for failure to pay at least 15 months of debt service payments. The strategies with respect to the purchase of the Note include but are not limited to restructuring the loan, negotiating a discounted payoff of the Note with the Borrower or foreclosure of the property securing the loan. As of May 4, 2011, the outstanding loan balance on the Note was approximately $13.9 million, including all unpaid interest and late fees, and the Borrower was not making any payments on the loan. The consummation of the purchase of the Note is subject to substantial conditions and generally will depend upon the satisfaction of the conditions to the acquisition contained in the relevant contracts.

Other assets may be identified in the future that we may acquire before or instead of the investment described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: May 10, 2011	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer (Principal Executive Officer)